AFFIRMATION AND AMENDMENT OF SECURITY DOCUMENTS


     THIS AFFIRMATION AND AMENDMENT OF SECURITY DOCUMENTS ("Amendment") is made as of the ___ day of November, 1994, by and among ARVIDA/JMB PARTNERS, a Florida general partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Arvida GP"), ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Arvida LP"), SOUTHEAST FLORIDA HOLDINGS, INC., an Illinois corporation ("Southeast"), CENTER OFFICE PARTNERS, a Florida general partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Office Partners"), CENTER RETAIL PARTNERS, a Florida general partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Retail Partners"), CENTER HOTEL LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Hotel Partnership"), WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership, having an address c/o Arvida/JMB Managers, Inc., 900 N. Michigan Avenue, Chicago, Illinois 60601 ("Weston Partnership"; Arvida GP, Arvida LP, Southeast, Office Partners, Retail Partners, Hotel Partnership and Weston Partnership are sometimes hereinafter collectively referred to as "Borrowers") and CHEMICAL BANK, a New York corporation ("Chemical"), having an address at 380 Madison Avenue, 11th Floor, New York, New York 10017, as agent (in that capacity, the "Agent"), on behalf and for the benefit of the Banks (as defined herein).

                      W I T N E S S E T H:

     WHEREAS, on October 7, 1992, NationsBank of Florida, N.A., a national banking association ("NationsBank") and Chemical Bank (collectively, the "Banks") made certain loans (collectively, the "Original Loans") to Borrowers in the aggregate maximum principal amount of $191,805,195.42 pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of October 7, 1992 by and among Borrowers and the Banks (the "Original Credit Agreement");

     WHEREAS, the Original Loans are evidenced by the following promissory notes: (i) Term Note dated October 7, 1992 (the "Original Chemical Term Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $101,444,156.34; (ii) Term Note dated October 7, 1992 (the "Original NationsBank Term Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $25,361,039.08; (iii) Revolving Credit Note dated October 7, 1992 (the "Original Chemical Revolving Credit Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $36,000,000.00; (iv) Revolving Credit Note dated October 7, 1992 (the "Original NationsBank Revolving Credit Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $9,000,000.00 (the Original Chemical Term Note, the Original NationsBank Term Note, the Original Chemical Revolving Credit Note and the Original NationsBank Revolving Credit Note being hereinafter sometimes collectively referred to as the "Original Non-I/P Notes"); (v) I/P Note dated October 7, 1992 (the "Original Chemical I/P Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $16,000,000.00; and (vi) I/P Note dated October 7, 1992 (the "Original NationsBank I/P Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $4,000,000.00 (the Original Chemical I/P Note and the Original NationsBank I/P Note being hereinafter sometimes collectively referred to as the "Original I/P Notes"; the Original Non-I/P Notes and the Original I/P Notes being hereinafter sometimes collectively referred to as the "Original Note");

     WHEREAS, the Original Credit Agreement also defined Borrowers' obligations with respect to a letter of credit facility in the maximum principal amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) pursuant to the terms of the Original Credit Agreement and the Letter of Credit Documents (as defined in the Original Credit Agreement);

     WHEREAS, as a condition precedent to the Banks' entering into the Original Credit Agreement and making the Original Loans, Borrowers executed and delivered those certain documents more particularly described on Exhibit "A" attached hereto and made a part hereof (hereinafter collectively referred to as the "Original Security Documents");

     WHEREAS, Borrowers have requested that the Banks modify and renew the Original Loans pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated of even date herewith by and among Borrowers and the Banks (the "Amended Credit Agreement");

     WHEREAS, in connection with the modification and renewal of the Original Loans, the following are occurring contemporaneously with the execution of this Amendment:

          i) (A) the Original Chemical Term Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Term Note dated of even date herewith (the "Chemical Term Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $59,255,582.95; (B) the Original NationsBank Term Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Term Note dated of even date herewith (the "NationsBank Term Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $14,813,895.74; (C) the Original Chemical Revolving Credit Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Revolving Credit Note dated of even date herewith (the "Chemical Revolving Credit Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $16,000,000.00; and (D) the Original NationsBank Revolving Credit Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal Revolving Credit Note dated of even date herewith (the "Nations Bank Revolving Credit Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $4,000,000.00 (the Chemical Term Renewal Note, the NationsBank Term Renewal Note, the Chemical Revolving Credit Renewal Note and the NationsBank Revolving Credit Renewal Note being hereinafter sometimes collectively referred to as the "Non-I/P Renewal Notes"); and

          ii) The Original Chemical I/P Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal I/P Note dated of even date herewith (the "Chemical I/P Renewal Note"), executed by Borrowers in favor of Chemical, in the original principal amount of $14,426,660.80 and the Original NationsBank I/P Note is being amended, restated and renewed pursuant to an Amended, Restated and Renewal I/P Note dated of even date herewith (the "NationsBank I/P Renewal Note"), executed by Borrowers in favor of NationsBank, in the original principal amount of $3,606,665.20 (the Chemical I/P Renewal Note and the NationsBank I/P Renewal Note being hereinafter sometimes collectively referred to as the "I/P Renewal Notes") (the Non-I/P Renewal Notes and the I/P Renewal Notes being hereinafter sometimes collectively referred to as the "Renewal Note");

     WHEREAS, pursuant to the Amended Credit Agreement, the Agent and Borrowers have agreed to reduce the letter of credit facility to FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00);

     WHEREAS, it is a condition precedent to the Banks' entering into the Amended Credit Agreement and modifying and renewing the Original Loans that Borrowers shall enter into this Amendment;

     NOW, THEREFORE, in consideration of the premises, the sum of $10.00 and other good and valuable consideration, the receipt of which is hereby duly acknowledged, and in order to be of material benefit and assistance to Borrowers and in order to induce Banks to renew and modify the Original Loans and enter into the Amended Credit Agreement, Borrowers hereby agree as follows:

     1. Recitations. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms utilized herein, unless specifically otherwise defined herein, shall have the meaning assigned to such terms in the Amended Credit Agreement.

     2.   References.

          (a) The term "Security Documents", as used and defined herein, shall mean and refer to the Original Security Documents, as modified hereby, together with any further modifications or amendments thereto.

          (b) The term "Credit Agreement", as used and defined herein and in the Security Documents, shall hereafter mean and refer to the Original Credit Agreement, as amended and restated by the Amended Credit Agreement, together with any further modifications or amendments thereto.

          (c) The term "Loan Documents", as used and defined herein and in the Security Documents, shall hereafter have the meaning assigned to such term in the Credit Agreement.

          (d) The term "Loan", as used and defined herein and in the Security Documents, shall hereafter have the meaning assigned to such term in the Credit Agreement.

          (e) The term "Letter of Credit Documents", as used and defined herein and in the Security Documents, shall hereafter have the meaning assigned to such term in the Credit Agreement.

          (f) The term "Non-I/P Notes", as used and defined in the Security Documents, shall include within its meaning and definition the Non-I/P Renewal Notes and the Original Non-I/P Notes, as such Original Non-I/P Notes have been amended and restated pursuant to the Non-I/P Renewal Notes.

          (g) The term "I/P Notes", as used and defined in the Security Documents, shall include within its meaning and definition the I/P Renewal Notes and the Original I/P Notes, as such Original I/P Notes have been amended and restated by the I/P Renewal Notes.

          (h) The term "Note", as used and defined in the Security Documents shall include within its meaning and definition the Original Note, as such Original Note has been amended and restated by the Renewal Note.

          3.   Amendments.

          (a) Definitions. The defined terms set forth in each Security Document are hereby amended in accordance with Section 2 hereof.

          (b) Address. The address of Chemical Bank set forth in each Security Document is hereby deleted and the following address is hereby inserted in its place and stead:


               Chemical Bank
               380 Madison Avenue
               11th Floor
               New York, New York  10017
               Attention: Thomas S. Matesich

          (c) Waiver of Jury Trial. The waiver of jury trial set forth in the Assignment of Warranties, the Assignment of Subscription Agreements and the Agreement of Contracts (as such terms are defined in Exhibit "A" attached hereto) is hereby deleted and the following provision is hereby inserted in its place and stead:

               "WAIVER OF JURY TRIAL. ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY CLAIM TO RESCIND OR CANCEL THE LOAN DOCUMENTS, OR ANY CLAIM OR DEFENSE ASSERTING THAT THE LOAN DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR ASSIGNEE TO MAKE THE LOAN AND ACCEPT THIS ASSIGNMENT."

          (d)  Pledge Agreement.

               i) The definitions of "Pledged Mortgages" and "Pledged Notes" set forth in Section 1 of the Pledge Agreement are hereby deleted and the following definitions are hereby inserted in their respective place and stead:

               "Pledged Mortgages" shall mean the mortgages securing the Pledged Notes described on Schedule III attached hereto as supplemented from time to time by any Pledge Amendment, together with all mortgages securing any Pledged Notes held by any Escrow Agent pursuant to the terms of any Escrow Agreement.

               "Pledged Notes" shall mean the promissory notes issued or endorsed in favor of any Pledgor and secured by any Pledged Mortgage, as described on Schedule II attached hereto as supplemented from time to time by any Pledge Amendment, together with all promissory notes issued or endorsed in favor of any Pledgor and held by any Escrow Agent pursuant to the terms of any Escrow Agreement.

          ii) Section 2 of the Pledge Agreement is hereby deleted and the following provision is hereby inserted in its place and stead:

               "2. Pledge. Each Pledgor hereby pledges to Agent, for its benefit and for the ratable benefit of Lenders, and grants to Agent, for its benefit and for the ratable benefit of Lenders, a first priority security interest in, all of the following (the "Pledged Collateral"): the Pledged Mortgage Loans of such Pledgor, whether now owned or hereafter from time to time acquired by such Pledgor in any manner, the Pledged Debt, and all principal, interest or other income from the foregoing, collections thereon or distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Notes of such Pledgor."

          iii) Schedule I to the Pledge Agreement is hereby deleted and
Schedule I attached hereto is hereby substituted in place thereof.

     4.   Affirmation.

          (a) Each of the Borrowers hereby (i) consents to the execution and delivery by Borrowers of the Renewal Note and of all documents, instruments, agreements and certificates executed in connection with the modification and renewal of the Original Loans, (ii) ratifies and affirms its respective obligations under each Security Document to which such Borrower is a party, and (iii) ratifies and affirms all of the provisions of each Security Agreement to which such Borrower is a party. Nothing herein shall be deemed to waive, release or limit any of the obligations of Borrowers relating to or otherwise connected with the Original Loans or the Loan.

          (b) Each of the Borrowers hereby covenants and agrees that each Security Document shall remain in full force and effect, except to the extent modified hereby.

     5. Does Not Supersede Original Security Documents. Each of the Borrowers acknowledges that this Amendment shall not be or be deemed to be a release or waiver of any such Borrower's obligations under any Security Documents.

     6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Agent that each of the representations contained in each Security Document, as modified hereby, are true and correct in material respects as of the date hereof.

     7.   Miscellaneous.

          (a) The obligations and promises set forth herein shall be joint and several undertakings of each party executing this Amendment, and the Agent may proceed hereunder against any one or more of said parties without waiving its right to proceed against any of the others.

          (b) Each of the Borrowers agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to this Amendment.

          (c) If any term, provision, covenant or condition hereof or any application thereof should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants and conditions hereof, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

          (d) The use of the words "herein", "hereof", "hereunder" and any other words of similar import refer to this Amendment as a whole and not to any particular paragraph, subparagraph or other subdivision of this Amendment unless specifically noted otherwise in this Amendment.

          (e) The title of this Amendment and the headings of the paragraphs of this Amendment are for convenience of reference only, and are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

          (f) In this Amendment, wherever the context so requires, the neuter gender includes the masculine and/or feminine gender, the singular numbers include the plural, and the plural numbers include the singular.

          (g) This Amendment creates a continuing obligation and the obligation of each of the Borrowers hereunder shall be binding upon such Borrowers and its successors, heirs, representatives and assigns, and shall inure to the benefit of and be enforceable by the Agent and its successors and assigns, subject to the provisions of Section 9.10 of the Credit Agreement.

     8. WAIVER OF JURY TRIAL. BORROWERS AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE COLLATERAL (INCLUDING, WITHOUT LIMITATION, ANY CLAIM TO RESCIND OR CANCEL THE LOAN DOCUMENTS, OR ANY CLAIM OR DEFENSE ASSERTING THAT THE LOAN DOCUMENTS WERE FRAUDULENTLY INDUCED OR ARE OTHERWISE VOID OR VOIDABLE); THIS WAIVER BEING A MATERIAL INDUCEMENT FOR THE AGENT
TO ACCEPT THIS AMENDMENT.

     IN WITNESS WHEREOF, Borrowers and the Agent have duly executed this Amendment as of the day and year first above written.

                                   BORROWERS:

Signed, sealed and delivered ARVIDA/JMB PARTNERS, a delivered in the presence of: Florida general partnership

                                   By:  ARVIDA/JMB MANAGERS, INC., a
                                        Delaware corporation, as
                                        general partner


__________________________         By:_____________________
Print Name:                           Stephen A. Lovelette
                                           Vice President
__________________________
Print Name:


                                   ARVIDA/JMB PARTNERS, L.P., a
                                   Florida general partnership

                                   By:  ARVIDA/JMB MANAGERS, INC., a
                                        Delaware corporation, as
                                        general partner


__________________________         By:_____________________
Print Name:                           Stephen A. Lovelette
                                           Vice President
__________________________
Print Name:

                                   SOUTHEAST FLORIDA HOLDINGS,
                                   INC., an Illinois corporation


                                   By:_________________________
                                       Stephen A. Lovelette
                                       Vice President
                              CENTER OFFICE PARTNERS, a
                              Florida general partnership

                              By:  ARVIDA/JMB PARTNERS,
                                   L.P., a Florida general
                                   partnership, as general
                                   partner

                                   By:  ARVIDA/JMB MANAGERS, INC., a
                                        Delaware corporation, as
                                        general partner


_______________________            By:______________________
Print Name:                             Stephen A. Lovelette
                                             Vice President
_______________________
Print Name:

                              CENTER RETAIL PARTNERS, a
                              Florida general partnership

                              By:  ARVIDA/JMB PARTNERS,
                                   L.P., a Florida general
                                   partnership, as general
                                   partner

                                   By:  ARVIDA/JMB MANAGERS, INC., a
                                        Delaware corporation, as
                                        general partner


_______________________            By:_____________________
Print Name:                           Stephen A. Lovelette
                                           Vice President
_______________________
Print Name:

                              CENTER HOTEL LIMITED
                              PARTNERSHIP, Delaware limited
                              partnership

                              By:  JMB/PCH CORPORATION, an Illinois
                                   corporation, as general partner


_______________________       By:_____________________
Print Name:                        Stephen A. Lovelette
                                        Vice President
_______________________
Print Name:

                              WESTON HILLS COUNTRY CLUB
                              LIMITED PARTNERSHIP, Delaware
                              limited partnership

                              By:  WHCC, INC., an Illinois corporation,
                                   as general partner


_______________________       By:_____________________
Print Name:                      Stephen A. Lovelette
                                      Vice President
_______________________
Print Name:

                              AGENT:

                              CHEMICAL BANK, a New York banking
                              corporation, as agent


_______________________  By:
Print Name:                   Thomas S. Matesich
                                   Vice President
_______________________
Print Name:

                           EXHIBIT "A"

                   Original Security Documents

1. Security Agreement dated as of October 7, 1992 by Borrowers in favor of the Agent.

2. Pledge Agreement dated as of October 7, 1992 by Borrowers in favor of the Agent.

3. Assignment of Warranties, Permits Licenses, Management Agreements, Etc. made by Arvida GP, Office Partners, Retail Partners, Hotel Partnership and Weston Partnership in favor of the Agent ("Florida Assignment of Warranties").

4. Assignment of Warranties, Permits, licenses, Management Agreements, Etc. made by Arvida LP in favor of the Agent
     ("Georgia Assignment of Warranties"; the Florida Assignment of Warranties and the Georgia Assignment of Warranties are hereinafter collectively referred to as the "Assignment of Warranties").

5. Assignment of Contracts dated as of October 7, 1992 made by Arvida GP, Office Partners, Retail Partners, Hotel Partnership and Weston Partnership in favor of the Agent (the "Florida Assignment of Contracts").

6. Assignment of Contracts dated as of October 7, 1992 made by Arvida LP in favor of the Agent (the "Georgia Assignment of Contracts"; the Florida Assignment of Contracts and the Georgia Assignment of Contracts are hereinafter collectively referred to as the "Assignment of Contracts").

7. Assignment of Subscription Agreements, Club Memberships, Membership Fees and Deposits dated as of October 7, 1992 made by Arvida GP in favor of the Agent (the "Assignment of Subscription Agreements").

8. Deposit Account Letter Agreement dated as of October 7, 1992 executed by Arvida LP and the Agent (Chemical Bank Account No. 114-013-160).

9. Deposit Account Letter Agreement dated as of October 7, 1992 executed by Arvida LP and the Agent (NationsBank of Florida, N.A. Account Nos. 3601544318 and 008-53960).


                           SCHEDULE I


                        PLEDGE AMENDMENT

     This Pledge Amendment dated ________, 199__ is delivered pursuant to
Section 6(d) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated as of October 7, 1992, by the undersigned and others, as Pledgors, to Chemical Bank, as Agent for the Lenders, as same may be modified or amended from time to time, and that the Pledged Debt listed on this Pledge Amendment shall be and become a part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all Secured Obligations referred to in said Pledge Agreement. All of the representations and warranties in the Pledge Agreement relating to Pledged Collateral are hereby incorporated into this Pledge Amendment and repeated and restated by the undersigned with respect to the Pledged Debt and all other Pledged Collateral not heretofore released by Lenders with the same force and effect as if originally made on the date hereof.

                              [Name of Pledgor]


                              By:_______________________
                                   Title:


                         Original                 Balance
Obligor(s)               Balance                  as of